Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

-	Registration Statements on Form S-3 (Nos. 333-220053, 333-220054 and 333-226756) of Invitae Corporation and the related prospectuses
-	Registration Statements on Form S-3ASR (Nos. 333-230053, 333-233109, 333-233110, 333-234768 333-237268, 333-237758 and 333-237759) of Invitae Corporation and the related prospectuses
-	Registration Statement on Form S-4 (No. 333-220447) of Invitae Corporation, including any post-effective amendments thereto on Form S-3 or Form S-8
Registration Statement on Form S-4 (No. 333-240137) of Invitae Corporation, including any post-effective amendments thereto on Form S-8
-	Registration Statement on Form S-8 (No. 333-202066) pertaining to the 2015 Stock Incentive Plan, the Employee Stock Purchase Plan, and the 2010 Stock Incentive Plan of Invitae Corporation
-	Registration Statements on Form S-8 (Nos. 333-216761, 333-223455 ,333-229972 and 333-236799) pertaining to the 2015 Stock Incentive Plan and the Employee Stock Purchase Plan of Invitae Corporation
-	Registration Statement on Form S-8 (Nos. 333-232208, 333-237073, 333-240360 and 333-249894) pertaining to the 2015 Stock Incentive Plan of Invitae Corporation

of our reports dated February 26, 2021, with respect to the consolidated financial statements of Invitae Corporation and the effectiveness of internal control over financial reporting of Invitae Corporation included in this Annual Report (Form 10-K) of Invitae Corporation for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
February 26, 2021